EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

ISP Chemco Inc.:

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.



ARTHUR ANDERSEN LLP



Roseland, New Jersey
September 25, 2001